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                                                                    Exhibit 99.2

               Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Harry L. You, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Accenture SCA, and, except as corrected or supplemented in a subsequent covered report:

               o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

               o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Audit Committee of Accenture Ltd.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

               o Registration Statement on Form 10 of Accenture SCA, filed on March 29, 2002, for purposes of initial registration of Accenture SCA Class I Common Shares, euro 1.25 per share;

               o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Accenture SCA filed with the Commission subsequent to the filing of the Form 10 identified above; and

               o    any amendments to any of the foregoing.


/s/ Harry L. You
--------------------                    Subscribed and sworn to
Harry L. You                            before me this 13th day of
Chief Financial Officer                 August 2002:
August 13, 2002

                                        /s/    Darla Morrison
                                        ----------------------------
                                        Notary Public

                                        My Commission Expires:

                                        [Seal of State of Texas Notary Public]
                                        Darla Morrison
                                        Notary Public, State of Texas
                                        My Commission Expires: 04-24-04